UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024
INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40896	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2015, InvenTrust Properties Corp. (the “Company”) adopted the InvenTrust Properties Corp. Incentive Award Plan (the “2015 Plan”). On May 6, 2016, the Board of Directors of the Company (the “Board”) adopted the first amendment to the 2015 Plan and on March 20, 2024, the Board adopted the second amendment to the 2015 Plan (collectively, the “Amendments”).

The 2015 Plan authorizes the grant of options to purchase common stock and the grant of restricted stock awards, performance bonus awards, dividend equivalent awards, stock payment awards, restricted stock unit awards, performance share awards, other incentive awards and stock appreciation rights (collectively, “awards”). The 2015 Plan provides that, without giving effect to the Amendments, the maximum number of shares of common stock that may be issued pursuant to awards is 3,000,000 shares (after giving effect to the 1-for-10 reverse stock split of our common stock effected on August 5, 2021). As of March 15, 2024, 123,906 shares of common stock remained available for issuance pursuant to awards granted under the 2015 Plan.

On May 7, 2024, the stockholders approved the 2015 Plan, as amended by the Amendments (the “Amended 2015 Plan”), in order to continue the Company’s ability to grant awards under the Amended 2015 Plan. As more fully described in the Company’s proxy statement, the Amended 2015 Plan:

a.Increases the aggregate number of shares of common stock that may be issued pursuant to awards under the 2015 Plan by 2,750,000 shares (thereby increasing the aggregate share authorization to 5,750,000 shares;
b.Provides that in no event may a permitted transferee of an award under the Amended 2015 Plan be a third-party financial institution;
c.Eliminates the plan administrator’s authority to include any grant “reload” provisions in awards granted under the Amended 2015 Plan; and
d.Provides that no awards intended as incentive stock options shall be granted under the Amended 2015 Plan after the tenth anniversary of the date on which the Amended 2015 Plan was adopted by the Board.

The summary above is qualified in its entirety by reference to the full text of the Amended 2015 Plan, which is filed as Exhibit 10.1 to this Current Report on 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 7, 2024, the Company held its 2024 Annual Meeting of Stockholders at which stockholders voted on Proposals 1, 2, 3 and 4 as described in the Company’s definitive proxy statement.

The stockholders voted on Proposal 1, electing the nine nominees named below to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and quality. The final results of the election of directors were as follows:

Nominee	For	Withhold	Broker Non-Votes
Stuart W. Aitken	37,835,600	401,016	8,603,728
Amanda E. Black	37,827,474	409,142	8,603,728
Daniel J. Busch	37,848,132	388,484	8,603,728
Thomas F. Glavin	36,884,119	1,352,497	8,603,728
Scott A. Nelson	37,690,838	545,778	8,603,728
Paula J. Saban	36,976,361	1,260,255	8,603,728
Smita N. Shah	37,777,897	458,719	8,603,728
Michael A. Stein	37,822,303	414,313	8,603,728
Julian E. Whitehurst	37,822,956	413,660	8,603,728

Next, the stockholders voted on and approved Proposal 2, ratifying the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The final results for the approval of Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
45,697,052	998,768	144,524	0
Additionally, the stockholders voted on and approved Proposal 3, approving, on an advisory non-binding basis, a resolution approving the compensation of our named executive officers (say-on-pay). The final results for the approval of Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
36,363,657	1,515,529	357,430	8,603,728

Finally, the stockholders voted on and approved Proposal 4, approving the Amended 2015 Plan. The final results for the approval of Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
35,828,267	2,073,870	334,479	8,603,728

Item 9.01 Financial Statements and Exhibits.
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	The Amended 2015 Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: May 10, 2024	By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary